UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2016 (the “Closing Date”), Unilife Corporation (the “Company” or “we”) and Amgen Inc. (the “Counterparty”) announced the formation of a strategic collaboration for the Counterparty’s use of the Company’s injectable drug delivery systems with the Counterparty’s product portfolio. In connection with the strategic collaboration, the Company and certain of its subsidiaries entered into a Securities Purchase Agreement (the “SPA”) with the Counterparty and certain related documents (collectively, the “Transaction Documents”), as more fully described below. The formation of the strategic collaboration with the Counterparty marks the completion of the Company’s previously announced review of strategic alternatives.

Securities Purchase Agreement

Pursuant to the SPA, the Counterparty agreed to purchase from the Company a new series of 6% Senior Secured Convertible Notes Due 2023 in the aggregate original principal amount of up to $55,000,000 (each, a “Note” and, collectively, the “Notes”). The Notes are convertible into the Company’s common stock, $0.01 par value per share (the “Common Stock”), and mature on February 22, 2023 (the “Maturity Date”) in accordance with the terms and conditions of the Notes, as more fully described below.

The Notes may be issued in up to three separate closings. The Company issued to the Counterparty the first Note in the aggregate original principal amount of $30,000,000 on the Closing Date (the “2016 Convertible Note”) and the Counterparty paid to the Company $30,000,000 in exchange therefor. The Counterparty may purchase up to an additional $25,000,000 in Notes over the next two years, $15,000,000 of which may be purchased in January 2017 (the “2017 Convertible Note”), and $10,000,000 of which may be purchased in January 2018 (the “2018 Convertible Note”).

The SPA contains customary representations and warranties. The SPA also contains certain covenants including, among others, covenants related to the Company’s use of the proceeds from the sale of the Notes to the Counterparty solely for operational purposes and not for the repayment of any outstanding indebtedness of the Company owed to the Lender (as defined below).

The SPA provides the Counterparty with certain registration rights, including the right to demand the registration of its securities and to join or “piggyback” on other registrations pursued by the Company. The Company agreed to pay all costs and expenses incurred in connection with such registrations.

In connection with the transactions contemplated by the SPA, the Company granted the Counterparty exclusive rights to the Company’s wearable injectors within select drug classes for use with certain Counterparty assets, while preserving rights the Company previously granted to other customers. The Company has also granted the Counterparty non-exclusive rights to all of the Company’s proprietary delivery systems within the therapeutic areas of oncology, inflammation, bone health, nephrology, cardiovascular and neuroscience. On the Closing Date, the Counterparty paid to the Company a non-refundable $20,000,000 fee (the “License Fee”) in consideration for such licenses.

The Counterparty may not develop, manufacture or have manufactured (except by the Company) more than 20% of the Counterparty’s annual volume needs for the Company’s wearable injectors so long as the Company satisfies certain conditions.

The transactions contemplated by the SPA provide for the development, production and supply of certain Company delivery systems. Development programs for the Company’s wearable injectors will commence in 2016.

The 2016 Convertible Note

As set forth above, on the Closing Date, the Company issued to the Counterparty the 2016 Convertible Note.

Interest under the 2016 Convertible Note accrues at a rate of 6% per year and will be paid quarterly in arrears through the addition of the amount of such interest to the then outstanding principal amount. All or part of the principal and accrued interest will be repaid through (i) discounted pricing on purchases by the Counterparty of the Company’s products, (ii) credits taken by the Counterparty against development and customization fees for devices, and (iii) credits against per-unit royalties otherwise payable to the Company for the manufacture and sale of the Company’s products. In addition, the Company has the right to prepay in cash all or part of the principal and accrued interest at any time upon 15 business days’ prior notice, subject to the Counterparty’s conversion right with respect to the contemplated prepayment amount. The Company is required to pay in cash any amounts of principal and accrued interest outstanding at the Maturity Date.

The 2016 Convertible Note is convertible at the Counterparty’s election into shares of the Company’s Common Stock at any time after the Closing Date and prior to the Maturity Date, at a price per share that is 90% of the volume weighted average price of such shares during the twenty (20) trading days preceding the applicable conversion date (the “Discounted Sale Price”), subject to a floor price of $1.25 per share (the “Conversion Rate Floor Price”). The Conversion Rate Floor Price is subject to customary adjustments for certain capital events.

The Counterparty may cause the redemption of the 2016 Convertible Note upon any event of default by the Company. Events of default under the 2016 Convertible Note include, among others, a failure by the Company to convert the 2016 Convertible Note upon proper notice by the Counterparty or pay principal and interest on the 2016 Convertible Note when due; an acceleration of any other indebtedness under the Amended Credit Agreement (as defined below) or other indebtedness of the Company in excess of $1 million; a bankruptcy of the Company; a judgment against the Company in excess of $1 million; a representation or warranty made in the Transaction Documents is materially false or misleading when made; a material breach by the Company of a covenant or other term or condition in the Transaction Documents; the Transaction Documents cease to be effective; the termination or amendment of the Eighth Amendment to the Credit Agreement or the Sixth Amendment to the Royalty Agreement (each as defined below); and the incurrence of a lien on collateral that is not a permitted lien. The Company is required to redeem for cash the 2016 Convertible Note upon a change of control of the Company in an amount equal to 101% of the aggregate principal and accrued interest outstanding as of the change of control.

The 2016 Convertible Note also provides the Counterparty with certain rights to acquire additional shares of Common Stock or other securities or assets of the Company, as applicable, in the event: (i) the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock; or (ii) the Company makes certain other distributions to Company stockholders such that, in the case of (i) or (ii), the Counterparty receives, in addition to the shares of Common Stock otherwise issuable upon conversion of the 2016 Convertible Note, the shares of Common Stock or other securities or assets, as applicable, that the Counterparty would have been entitled to receive if the Counterparty had converted the 2016 Convertible Note into Common Stock immediately prior to such event.

The 2016 Convertible Note is secured by certain inventory and intellectual property assets related to a specific device being licensed to the Counterparty (the “Collateral”). The Counterparty has agreed to preserve license rights granted to other customers for any license rights granted prior to a foreclosure. The terms and conditions of the 2017 Convertible Note and the 2018 Convertible Note, if purchased by the Counterparty, are substantially the same as the terms and conditions of the 2016 Convertible Note, except that the “Conversion Rate Floor Price” will be the greater of (x) $1.25, (y) the closing sale price of the Common Stock on the trading day preceding the issuance date, and (z) the book value per share of Common Stock on the trading day immediately preceding the issuance date.

Stockholder approval is not required for the issue of the 2016 Convertible Note to the Counterparty or for the issue of shares of Common Stock on conversion of the 2016 Convertible Note. The issue of the 2016 Convertible Note is not being made to a class of stockholders.

Amendment to OrbiMed Credit Agreement and Royalty Agreement and Grant of Warrant

In connection with the offering of the Notes and certain requirements in the SPA, on the Closing Date, the Company, Unilife Medical Solutions, Inc. (the “Borrower”), a subsidiary of the Company, and certain of the Company’s other subsidiaries entered into the eighth amendment (the “Eighth Amendment to the Credit Agreement”) to that certain Credit Agreement, dated March 12, 2014, as amended (the “Amended Credit Agreement”), with ROS Acquisition Offshore LP (together with its affiliates, successors, transferees and assignees, the “Lender”), an affiliate of OrbiMed Advisors LLC. Pursuant to and subject to the terms of the Eighth Amendment to the Credit Agreement, the Lender agreed to, among others, (i) defer all obligations of the Borrower to pay interest to the Lender for the period from January 1, 2016 through the two year anniversary of the Closing Date at the rate specified in the Amended Credit Agreement, which interest will be added to the outstanding principal amount of the loan on the last day of each interest period; (ii) enable the Counterparty to take a security interest in the Collateral; and (iii) remove the minimum cash receipts covenant for all future periods. In addition, under the terms of the Eighth Amendment to the Credit Agreement, the Company will make, prior to March 30, 2016, such management changes as are requested by the Lender.

In addition, on the Closing Date, the Company, the Borrower and certain of the Company’s other subsidiaries entered into the sixth amendment (the “Sixth Amendment to the Royalty Agreement”) to that certain royalty agreement, dated March 12, 2014, as amended, with Royalty Opportunities S.à r.l. (“ROS”). Pursuant to and subject to the terms of the Sixth Amendment to the Royalty Agreement, ROS agreed to waive any rights to royalty payments otherwise payable as a result of the License Fee and the proceeds of the Notes, and to defer royalty payments payable on revenues received by the Company from the Counterparty until after the end of the first fiscal quarter in which the Company sells a commercial quantity of devices developed for Counterparty.

In connection with entering into the Eighth Amendment to the Credit Agreement and the Sixth Amendment to the Royalty Agreement, the Company issued to ROS warrants to purchase 16,739,805 shares of Common Stock, with an exercise price of $1.25 per share, subject to adjustment for certain events, which may be exercised at any time and from time to time until February 22, 2026 (the “Warrants”).

In lieu of the paying the exercise price in cash, the holder of the Warrants may elect to “net exercise” the Warrants in accordance with its terms. The holder of the Warrants is entitled to certain demand and “piggyback” registration rights.

A prospectus supplement relating to the offering of the Warrants and the shares of Common Stock issuable under the Warrants has been filed with the Securities and Exchange Commission.

Stockholder approval is not required for the issue of the Warrants or for the issue of shares of Common Stock on exercise of the Warrants. The issue of the Warrants is not being made to a class of stockholders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The Notes were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Lender has represented that it is an accredited investor, as that term is defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and were not issued through any general solicitation or advertisement.

Item 8.01.	Other Events.

In addition, on the Closing Date, the Company issued a press release announcing the Company’s entering into the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the “Risk Factors” set forth in the prospectus supplement, dated February 22, 2016, relating to the offering of the Warrants and the shares of Common Stock issuable under the Warrants, in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described from time to time in other reports which we file with the Securities and Exchange Commission, and the following additional risks: that the Counterparty may not purchase the 2017 Convertible Note and/or the 2018 Convertible Note.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of Duane Morris LLP.

23.1	Consent of Duane Morris LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated February 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: February 22, 2016	By:	/s/ Alan Shortall
Name: Alan Shortall
Title: Chairman and Chief Executive Officer